                                                                 EXHIBIT 15
                               ARTHUR ANDERSEN LLP



                           LETTER REGARDING UNAUDITED

                          INTERIM FINANCIAL INFORMATION



We are aware that HBO & Company has incorporated by reference in its Form S-8 Registration Statements relating to the CliniCom Incorporated 1985 Employee Stock Option Plan and the CliniCom Incorporated Nonemployee Director Stock Option Plan its Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995, which include our reports dated April 19, 1995 and July 19, 1995, respectively, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933 (the "Act"), those reports are not considered to be a part of the Registration Statements prepared or certified by our firm or reports prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.



                                                   /s/ Arthur Andersen LLP

                                                        Arthur Andersen LLP

Atlanta, Georgia
September 29, 1995


                                  Page 17 of 18